Exhibit 99.1

Press Release	NASDAQ:ABCW
FOR IMMEDIATE RELEASE
Date: August 6, 2010
ANCHOR BANCORP WISCONSIN INC. ANNOUNCES
IMPROVED FIRST QUARTER RESULTS
Madison, Wis. — Anchor BanCorp Wisconsin Inc. (ABCW) today announced a net loss of $15.5 million, or $0.73 per common share, for the three months ended June 30, 2010. This compares to a net loss of $29.8 million for the previous quarter and $68.3 million for the three months ended June 30, 2009. These represent improvements of 48.0 percent and 77.3 percent, respectively. The net loss figures include $3.4 million for the three months ended June 30, 2010, and $3.2 million for the three months ended June 30, 2009, in dividends accrued and discount accreted on the Corporation’s Senior Preferred Stock owned by the U.S. Treasury under the Capital Purchase Program.
Key First Quarter Results
•	Provisions for loan losses during the quarter declined to $8.9 million from $20.2 million in the previous quarter, and from $70.4 million for the three months ended June 30, 2009.

•	Net loan-charge offs declined by 67.8 percent to $21.9 million from $68.1 million for the three months ended June 30, 2009.

•	Total interest expense declined 27.3 percent versus the three months ended June 30, 2009, to $25.6 million.

•	Non-interest expense declined 9.1 percent versus the three months ended June 30, 2009.

•	Total assets declined to $4.0 billion as of June 30, 2010, versus $5.2 billion on June 30, 2009.

•	Bank Capital Ratios improved and liquidity remained strong.
Provisions for Loan Losses and Net Charge Offs Improved
Provisions for loan losses during the quarter declined to $8.9 million, from $20.2 million in the previous quarter, and from $70.4 million for the three months ended June 30, 2009. “Our efforts to aggressively address problem loan situations over the past year are beginning to reflect positively in our financial results,” said Chris Bauer, President and Chief Executive Officer of Anchor BanCorp Wisconsin, Inc.
Net charge-offs also declined to $21.9 million for the quarter, a 67.8 percent decline from the three months ended June 30, 2009.
Expenses Declined
Total interest expense declined 27.3 percent for the quarter to $25.6 million versus the three months ended June 30, 2009, based on declines in interest bearing deposits and accrued interest of 20.0 percent and improvements in the Company’s cost of funds of 37 basis points to 2.42 percent, both versus the three months ended June 30, 2009.
Non-interest expense declined 9.1 percent versus the three months ended June 30, 2009, to $35.7 million based on decreases in both core and non-core expenses. Core operating expenses declined by nearly 13 percent.
“Core operating expenses have benefited from focused cost cutting efforts, including our comprehensive strategic business review completed in May 2010, which is still in the process of being fully implemented,” commented Bauer. Declines of 17.6 percent in compensation expenses, 18.6 percent in data processing expenses, 17.7 percent in marketing expenses and 7.5 percent in occupancy, furniture and equipment costs helped drive core operating expenses downward during the quarter compared to the three months ended June 30, 2009. “We expect to see continued reductions in core operating expenses based on our sale of 15 branches, completed in June and July of this year, and the full implementation of the results of our strategic business review process,” added Bauer.
Non-core expenses, those expenses related primarily to the costs of loan work outs and additional FDIC premiums and excluding loan loss provisions, also declined substantially, down 45 percent versus the three months ended June 30, 2009. “Our ability to reduce our non-core operating expenses this quarter versus last year is also another indicator that our aggressive approach to dealing with problem loans is beginning to show results,” said Bauer.
Total Assets Declined
Total assets declined to $4.0 billion as of June 30, 2010, versus $5.2 billion on June 30, 2009, due to sales of loan assets during the year of $158.2 million, three branch closures and the sale of 11 branches in the Northwest region of Wisconsin. “The actions we have taken to reduce the size of Anchor’s balance sheet, and thereby reduce our capital needs, are moving forward, and resulted in a nearly 24 percent reduction in our asset size when comparing this quarter to last year. We’ll see additional reductions next quarter when the completed sale of our four Green Bay locations are reflected in our results,” commented Bauer.
Capital Ratios Improved, Liquidity Remained Strong
As a result of these actions, capital ratios at the Bank have improved. As of June 30, 2010, Tier 1 capital stood at 4.08 percent versus 3.73 percent for the previous quarter end; total risk-based capital stood at 7.63 percent versus 7.32 percent for the previous quarter end. “Improving our capital position is our number one focus. The actions undertaken are focused on supporting this objective and are starting to show results,” concluded Bauer.
The Bank’s liquidity position continues to be strong, exceeding $464 million as of June 30, 2010.
About AnchorBanCorp Wisconsin, Inc.

Anchor BanCorp’s stock is traded on the NASDAQ exchange under the symbol ABCW. AnchorBank fsb, the wholly owned subsidiary, has 57 offices. All are located in Wisconsin.
For More Information
For more information, contact Chris Bauer, Chief Executive Officer, at (608) 252-1810.
Forward-Looking Statements
This news release contains certain forward-looking statements, as that term is defined in the U.S. federal securities laws. In the normal course of business, we, in an effort to help keep our shareholders and the public informed about our operations, may from time to time issue or make certain statements, either in writing or orally, that are or contain forward-looking statements. Generally, these statements relate to business plans or strategies, projected or anticipated benefits from acquisitions or dispositions made by or to be made by us, projections involving anticipated revenues, earnings, liquidity, profitability or other aspects of operating results or other future developments in our affairs or the industry in which we conduct business. Although we believe that the anticipated results or other expectations reflected in our forward-looking statements are based on reasonable assumptions, we can give no assurance that those results or expectations will be attained. You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them in light of new information or future events, except to the extent required by federal securities laws. Please refer to our Annual Report for the fiscal year ending March 31, 2010 on Form 10-K, as filed with the Securities and Exchange Commission, for a more comprehensive discussion of forward-looking statements and the risks and uncertainties associated with our business.

ANCHOR BANCORP WISCONSIN INC.
FINANCIAL HIGHLIGHTS
(Dollars in thousands — except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009

Operations Data:
Net interest income	$18,808	$24,915
Provision for loan losses	8,934	70,400
Net gain on sale of loans	1,347	11,403
Other non-interest income	12,320	8,217
Non-interest expense	35,695	39,272
Loss before income taxes	(12,154)	(65,137)
Income taxes	—	—
Net loss	(12,154)	(65,137)
Income attributable to non-controlling interest in real estate partnerships	—	(85)
Preferred stock dividends and discount accretion	(3,368)	(3,244)
Net loss available to common equity of Anchor BanCorp	(15,522)	(68,296)

Selected Financial Ratios (1):
Yield on earning assets	4.37%	4.80%
Cost of funds	2.42	2.79
Interest rate spread	1.95	2.01
Net interest margin	1.85	1.99
Return on average assets	(1.13)	(4.92)
Return on average equity	(184.75)	(132.26)
Average equity to average assets	0.61	3.72
Non-interest expense to average assets	3.33	2.97

Per Share:
Basic loss per common share	$(0.73)	$(3.23)
Diluted loss per common share	(0.73)	(3.23)
Dividends per common share	0.00	0.00
Book value per common share	(3.95)	1.71

	June 30,		Percent
	2010	2009	Change

Financial Condition:
Total assets	$3,998,929	$5,236,909	-23.6%
Loans receivable, net
Held for sale	24,362	115,340	(78.9)
Held for investment	3,040,398	3,641,708	(16.5)
Investment securities available for sale, at fair value	485,175	544,607	(10.9)
Investment securities held to maturity, at amortized cost	36	47	(23.4)
Deposits and accrued interest	3,225,382	3,987,906	(19.1)
Other borrowed funds	709,359	1,041,049	(31.9)
Stockholders’ equity	24,348	146,918	(83.4)
Allowance for loan losses	166,649	139,455	19.5
Non-performing assets	422,024	190,381	121.7
Net charge-offs	(21,929)	(68,110)	(67.8)

(1)	Annualized when appropriate.

ANCHOR BANCORP WISCONSIN INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

	June 30,	March 31,	Percent
	2010	2010	Change
	(In Thousands)
Assets
Cash and cash equivalents	$234,382	$512,162	-54.2%
Investment securities available for sale, at fair value	485,175	416,203	16.6%
Investment securities held to maturity, at amortized cost	36	39	-7.7%
Loans receivable, net
Held for sale	24,362	19,484	25.0%
Held for investment	3,040,398	3,229,580	-5.9%
Foreclosed properties and repossessed assets, net	49,413	55,436	-10.9%
Real estate held for development and sale	1,251	1,304	-4.1%
Office properties and equipment	32,479	43,558	-25.4%
Federal Home Loan Bank stock—at cost	54,829	54,829	0.0%
Accrued interest and other assets	76,604	83,670	-8.4%

Total assets	$3,998,929	$4,416,265	-9.4%

Liabilities and Stockholders’ Equity
Deposits
Non-interest bearing	$266,626	$285,374	-6.6%
Interest bearing deposits and accrued interest	2,958,756	3,267,388	-9.4%

Total deposits and accrued interest	3,225,382	3,552,762	-9.2%
Other borrowed funds	709,359	796,153	-10.9%
Other liabilities	39,840	37,237	7.0%

Total liabilities	3,974,581	4,386,152	-9.4%

Preferred stock, $.10 par value, 5,000,000 shares authorized, 110,000 outstanding	83,459	81,596	2.3%
Common stock, $.10 par value, 100,000,000 shares authorized, 25,363,339 shares issued	2,536	2,536	0.0%
Additional paid-in capital	109,133	109,133	0.0%
Retained earnings, (deficit) substantially restricted	(76,867)	(61,249)	25.5%
Accumulated other comprehensive income (loss)	2,473	(5,399)	-145.8%
Treasury stock (3,680,035 and 3,677,414 shares, respectively), at cost	(90,852)	(90,975)	-0.1%
Deferred compensation obligation	(5,534)	(5,529)	0.1%

Total stockholders’ equity	24,348	30,113	-19.1%

Total liabilities and stockholders’ equity	$3,998,929	$4,416,265	-9.4%

ANCHOR BANCORP WISCONSIN INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009
	(In Thousands — except per share amounts)

Interest income:
Loans	$40,681	$53,790
Investment securities and Federal Home Loan Bank stock	3,445	6,047
Interest-bearing deposits	250	269

Total interest income	44,376	60,106
Interest expense:
Deposits	15,815	24,133
Other borrowed funds	9,753	11,058

Total interest expense	25,568	35,191

Net interest income	18,808	24,915
Provision for loan losses	8,934	70,400

Net interest income (loss) after provision for loan losses	9,874	(45,485)
Non-interest income:
Net impairment losses recognized in earnings	(86)	(213)
Loan servicing income (loss)	1,153	(182)
Credit enhancement income	253	377
Service charges on deposits	3,753	3,829
Investment and insurance commissions	956	804
Net gain on sale of loans	1,347	11,403
Net gain on sale of investments securities	112	1,505
Net gain on sale of branches	4,930	—
Other revenue from real estate partnership operations	386	911
Other	863	1,186

Total non-interest income	13,667	19,620
Non-interest expense:
Compensation	11,825	14,350
Occupancy	2,367	2,413
Federal deposit insurance premiums	4,075	5,578
Furniture and equipment	1,762	2,050
Data processing	1,572	1,932
Marketing	307	373
Other expenses from real estate partnership operations	502	1,451
Foreclosed properties and repossessed assets—net expense	3,644	3,932
Mortgage servicing rights impairment (recovery)	190	(1,344)
Foreclosure cost advance impairment	—	3,708
Other	9,451	4,829

Total non-interest expense	35,695	39,272

Loss before income taxes	(12,154)	(65,137)
Income taxes	—	—

Net loss	(12,154)	(65,137)
Income attributable to non-controlling interest in real estate partnerships	—	(85)
Preferred stock dividends and discount accretion	(3,368)	(3,244)

Net loss available to common equity of Anchor BanCorp	$(15,522)	$(68,296)

Loss per common share:
Basic	$(0.73)	$(3.23)
Diluted	(0.73)	(3.23)